SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT
              Annual Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of report: June 30, 1998
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                         SILVERTHORNE PRODUCTION COMPANY
             (Exact name of Registrant as specified in its charter)

        COLORADO                     2-85845-D                   84-0189377
(State or other jurisdiction        Commission               (IRS Employer
of incorporation or organization)     File No.               Identification No.)

16053 Via Viajera, Rancho Santa Fe, CA 92067              (619) 759-9123
(Current address of principal executive office)      (Registrant's telephone No.
                                                           with area code)

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

     Change of ownership resulted from David L. Jackson's agreement to reclassify the subject accounts payable, which included billing for legal and consulting services rendered, and note payable with interest thereon to Company stock at the rate of $.0125 instead of $.001 par value, which benefitted Company by $121,638 capital paid in excess of par resulting from the debt reduction. David L. Jackson was issued 10,536,720 shares of Company's Common Stock. As a result of the shares issued to David L. Jackson, plus shares attributable for spouse and minor daughter, David L. Jackson's beneficially owned shares total 10,887,151 Common stock which is approximately 69.09% of the Company's total shares issued and outstanding and control of registrant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SILVERTHORNE PRODUCTION COMPANY



Dated: June 30, 1998              By: /s/ T.M. Jackson
                                     -------------------------------------------
                                     T.M. Jackson, Secretary and Director